THE MILLBROOK PRESS INCORPORATED
                                 27A Main Street
                           Southampton, New York 11968

                                                                  August 1, 1998

Mr. Jeff Conrad
8 Mary Austin Place
Norwalk, Conn. 06859

Dear Mr. Conrad:

         Upon the terms and subject to the conditions set forth below, this letter shall constitute the agreement pursuant to which The Millbrook Press Incorporated ("Millbrook") agrees to employ you as Chief Executive Officer.

         1.       TERM OF EMPLOYMENT.

                  1.1 TERM. Millbrook hereby employs you, and you hereby accept employment with Millbrook, for a period of two years commencing August 1, 1998 unless sooner terminated in accordance with the provisions of Section 9 hereof.

                  1.2 FORMER AGREEMENT. Upon commencement of the term described in paragraph 1.1, the employment agreement of September 27, 1996, as amended December 13, 1996 (collectively the "Old Employment Agreement"), is deemed terminated. After August 1, 1998, the Old Employment Agreement is of no further force or effect and your employment will be based solely upon the terms of this Employment Agreement (the "Agreement").

                  1.3 DEFINITION. As used herein, "Employment Term" means the entire period of your employment by Millbrook hereunder, whether for the period provided above, or whether sooner terminated in accordance with the provisions of Section 9 hereof.

         2.       DUTIES.

                  2.1 DESCRIPTION OF DUTIES. In your capacity as Chief Executive Officer, you shall perform such duties and exercise such authority, consistent with your position, as may from time to time be given to you by the Board of Directors of Millbrook (the "Directors"). You shall have the responsibility for the supervision of the day-to-day operations of Millbrook.

                  2.2 DEVOTION OF ENTIRE TIME. During the Employment Term, you agree that you will loyally and conscientiously devote your entire productive time, efforts, ability and attention to the duties of your office and to promote the interests of Millbrook, and that you will not engage in any other business duties or pursuits whatsoever. Notwithstanding any of the foregoing, you


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will  not be  prohibited  from  making  passive  personal  investments  or being involved in the private business affairs of your immediate family to the extent that such activities do not interfere with the performance of your duties hereunder and are not in any way competitive with the business of Millbrook.

         3.       COMPENSATION.

                  3.1 ANNUAL SALARY. During the Employment Term, you will be compensated at a base salary at the rate of $200,000 per annum, payable in accordance with the customary payroll policies of Millbrook; provided however, that if, pursuant to Section 9.1, 9.2. or 9.3 hereof, your employment is terminated prior to the end of the Employment Term, you will receive the appropriate pro rata portion of your annual salary for the period during which you are actually employed by Millbrook.

                  3.2 INCENTIVE COMPENSATION. You will be eligible annually to earn incentive compensation equal to fifteen percent (15%) of your annual salary. Such incentive compensation will be based on your meeting or exceeding the annual budgeted amount of operating and net income as a percentage of sales. The budgeted figures are those submitted by the Company to and approved by the Board of Directors. Such submission and approval will be completed prior to July 15th of each year. Such incentive compensation shall be available provided you complete each fiscal year. Neither full nor partial incentive compensation will be paid unless your employment is continued through that date. The Board at its discretion may provide additional compensation for exceeding the budgeted goals.

                  3.3 REIMBURSEMENT FOR BUSINESS EXPENSES. Millbrook will reimburse you, upon presentation of proper expense statements or such other supporting information as Millbrook may reasonably require, for your reasonable and necessary business expenses (including, without limitation, telephone, travel and entertainment expenses) incurred or paid by you in connection with the performance of your duties hereunder.

         4. FRINGE BENEFITS. You shall be entitled to participate on the same basis and subject to the same qualifications as all other regular full time executive employees of Millbrook in any fringe benefit plans Millbrook makes available from time to time for all its employees, including those benefits available, if any, under any vacation, retirement, disability, medical insurance and life insurance plans as the same may be placed into effect from time to time. In addition, you shall be entitled to participate in such other benefit plans, if any, as Millbrook makes generally available from time to time to members of its executive staff.

         5. STOCK OPTIONS. The Options granted to you under Section 5 of the Old Employment Agreement shall be modified to provide that


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(i) the  Option  Term (as  defined  in the Old  Employment  Agreement)  shall be extended for two years from the date hereof and (ii) the exercise price of the Option shall be corrected to be $4.50 per share.

         6.       CHANGE OF CONTROL

                  6.1 ADDITIONAL OPTION. If prior to the expiration of the Employment Term, there is a Change of Control (as defined hereinafter) you are to be granted an additional Stock Option (the "Additional Option") for 100,000 immediately exercisable shares of stock at an exercise price of $4.00 per share. The Additional Option will have provisions substantially similar to the terms and conditions in Millbrook's Stock Option Plan and the Standard Stock Option Agreement.

                  6.2 TERMINATION FOLLOWING A CHANGE OF CONTROL. If prior to the Expiration of the Employment Term, there is a Change of Control (as defined hereinafter) and thereafter any of the following occur: (i) this Employment Agreement is, within one year of the anniversary date of such Change of Control, terminated otherwise than by reason of cause as defined in paragraph 9.3; (ii) within one week of the anniversary date of such Change of Control, you tender a notice of resignation from your position as Chief Executive Officer; (iii) you are placed in any position of lesser stature than that of Chief Executive Officer of Millbrook; are assigned duties inconsistent with a Chief Executive Officer or duties which, if performed, would result in a significant change in the nature or scope of powers, authority, functions or duties inherent in such positions on the date hereof; are assigned performance requirements or working conditions which are at variance with the performance requirements and working conditions in effect on the date hereof; or are accorded treatment on a general basis that is in derogation of your stature as a Chief Executive Officer; (iv) any breach of Sections 3 through 5, inclusive, of this agreement; or (v) any requirement of Millbrook that the location at which you perform your principal duties for Millbrook be outside a radius of 40 miles from the location which you performed such duties immediately before the Change of Control, then this Agreement is deemed to be terminated by Millbrook otherwise than by reason of cause, and Millbrook shall pay you Severance Pay in an amount equal to your annual salary for one year within five days after notice from you to such effect.

                  6.3 DEFINITION. For the purposes of this agreement, a Change of Control means the direct or indirect sale, lease, exchange or other transfer to any entity, individual, or group of individuals of any number of shares of capital stock which would then allow a stockholder or group of related stockholders to (i) replace, appoint, or otherwise change a majority of the Board of Directors (as compared to the Board of Directors at the beginning of that fiscal year); or (ii) effect a substantial change in


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management,  or there is a merger,  consolidation,  or  combination of Millbrook into or with another corporation or entity. Change of Control shall not include any transfer of shares to an entity or group controlling 20% of Millbrook's outstanding shares as of the date of this Agreement.

         7.       CONFIDENTIALITY.

                  7.1 TRADE SECRETS. You and Millbrook acknowledge and agree that during the Employment Term and in the course of the discharge of your duties hereunder, you will have access to and become acquainted with information concerning the operation of Millbrook and other valuable information regularly used in Millbrook's business and not generally known to others. You acknowledge and agree that it is Millbrook's policy to maintain such information as secret and confidential, whether relating to Millbrook's business as heretofore or hereafter conducted, or relating to Millbrook's customers, clients, suppliers, employees and other business associates (all such information being referred to hereinafter as "Confidential Information"). You acknowledge and agree that all Confidential Information is owned by Millbrook and constitutes Millbrook's trade secrets.

                  7.2 NON-DISCLOSURE. You specifically agree that you shall not use, publish, disseminate, misappropriate or otherwise disclose any Confidential Information, whether directly or indirectly, either during the term of this Agreement or at any other time thereafter, except as required by law or in the course of your employment hereunder. This provision shall not apply to Confidential Information which becomes generally known to the public by means other than your breach of this Section.

                  7.3 UNFAIR COMPETITION. You acknowledge and agree that the sale, unauthorized use or disclosure of any Confidential Information obtained by you during the course of your employment under this Agreement, including but not limited to (a) information concerning Millbrook's current, future or proposed work, services, or products, (b) the fact that any such work, services or products are planned, under consideration, or in production, as well as, (c) and descriptions thereof, constitute unfair competition. You promise and agree not to engage in any unfair competition with Millbrook, either during the term of this Agreement or at any other time thereafter.

                  7.4 PRECAUTIONS; RETURN OF MATERIALS. You agree to take all reasonable precautions to protect the integrity of all Confidential Information, including all documents and other material entrusted to you containing or embodying Confidential Information. You further agree that all files, records, documents, and similar items relating to Millbrook's business, whether prepared by you or by others, are and shall remain exclusively the property of Millbrook, and that upon the expiration or termination


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of your employment hereunder you shall return to Millbrook all such material and all copies thereof in your possession or control.

                  7.5 COPYRIGHTABLE AND PATENTABLE MATERIALS. You agree that during the Employment Term you will take any and all business developments, opportunities and potentially profitable situations relating to Millbrook's business to the Directors for exploitation by Millbrook. You agree promptly to disclose to Millbrook (and only to Millbrook) any and all knowledge possessed or acquired (by you by any means whatsoever during the Employment Term which relates in any way to any developments, concepts, ideas or innovations, whether copyrightable or patentable or not, relating to the business of Millbrook. For the compensation and benefits received hereunder, you hereby assign and agree to assign to Millbrook your entire right, title and interest in and to any of the aforedescribed materials, discoveries, developments, concepts, ideas or innovations. All such materials, discoveries, developments, concepts, ideas and innovations shall be the property of Millbrook, and you shall, without further compensation, do all things necessary to enable Millbrook to perfect title in such materials, discoveries, concepts, ideas and innovations and to obtain and maintain effective patent or copyright protection in the United States and foreign countries thereon, including, without limitation, rendering assistance and executing necessary documents.

         8.       COMPETITIVE ACTIVITIES.

                  8.1 NON-COMPETITION. During the Employment Term and for a period of two (2) years after the expiration or earlier termination thereof for whatever reason, you shall not within the United States:

                           (a)      Consult   with,   be  employed  by,   render
services to, or engage in any business activity with (whether as owner, controller, employee, employer, consultant, partner, officer, director, agent or otherwise) any business or business entity competing in any way with the business of Millbrook;

                           (b)      Without  the prior  written  consent  of the
Directors, personally solicit or cause to be solicited or authorize, directly or indirectly, for or on behalf of yourself or any third party, any business competitive with Millbrook, from others who are or were at any time within 12 months prior to the expiration or termination of your employment hereunder customers, suppliers, clients, authors, agents or other business associates of Millbrook.

                  8.2 SOLICITATION OF EMPLOYEES AND OTHERS. You acknowledge and agree that Millbrook's directors, officers and employees possess special knowledge of Millbrook's operations and are vitally important to the continued success of Millbrook's business. You shall not, without the prior written consent of the


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Directors,  directly or  indirectly  seek to persuade any  director,  officer or employee of Millbrook either to discontinue his or her position with Millbrook or to become employed or engaged in any activity competitive with the activities of Millbrook.

                  8.3 SCOPE. If any court determines that any of the covenants set forth herein, or any part or parts thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         9.       TERMINATION.

                  9.1 BY DEATH. Prior to the end of the Employment Term, your employment hereunder shall be terminated in the event of your death.

                  9.2 PERMANENT DISABILITY. Your employment hereunder may be terminated by Millbrook upon thirty (30) days' prior written notice to you in the event of your permanent disability. As used herein "permanent disability" shall mean any illness, injury or other physical or mental disability that shall prevent you from performing a substantial portion of your duties hereunder for any period of either 90 consecutive days or an aggregate of 120 days during any consecutive twelve (12) month period.

                  9.3 TERMINATION FOR CAUSE. Millbrook reserves the right to terminate this Agreement at any time and without notice for "cause" as defined below. As used in this Agreement, the term "cause" shall mean (i) the commission by you of any act which would constitute a felony under state or federal law, or the equivalent under foreign law, if prosecuted; (ii) the commission by you of any act of moral turpitude; (iii) the material breach by you of the provisions of this Agreement; (iv) your failure or refusal to perform your obligations under this Agreement, or other acts or omissions constituting neglect or dereliction  of  duties  hereunder;  (v)  fraud,  dishonesty  or  other  acts or omissions by you that amount to a willful breach of your fiduciary duty to Millbrook; (vi) your personal bankruptcy; or (vii) the happening of any other event which, under the provisions of any laws applicable to Millbrook or its activities, disqualifies you from acting in any or all capacities provided for herein. Millbrook may, at its option, terminate this Agreement for the reasons stated in this Section by given written notice of termination to you without prejudice to any other remedy to which Millbrook may be entitled either by law, in equity, or under this Agreement. Upon any such termination under this Section, and upon Millbrook's request, you agree to resign from all directorships and positions as an executive officer you may then hold with Millbrook or any of its affiliates.


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                  9.4  SEVERANCE  PAY.  Other  than with  respect  to  Section 6 hereof, whether and to what extent you are entitled to severance pay upon termination of your employment with Millbrook will be determined according to Millbrook's severance policies, if any, at the time of such termination.

         10.      MISCELLANEOUS.

                  10.1 NOTICES. Notices hereunder shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, if to you, at the address set forth above, and if to Millbrook Press, at 27A Main Street, Southampton, New York 11968, or at such other address as to which notice has been given in the manner herein provided.

                  10.2 ENTIRE AGREEMENT. This Agreement sets forth your and Millbrook's complete understanding with respect to the matters set forth herein. This Agreement may be modified or amended only by an agreement in writing signed by the parties hereto.

                  10.3 SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons, places and circumstances shall remain in full force and effect.

                  10.4 HEADINGS. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement.

                  10.5 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereunder.



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                  If the foregoing accurately reflects your understanding of our agreement and is acceptable to you, please sign the enclosed copy of this letter and return it to the undersigned.


Very truly yours,

THE MILLBROOK PRESS INCORPORATED

                                        By:/s/ Howard B. Graham
                                            -----------------------------
                                            Howard B. Graham, Chairman of
                                            the Board of Directors

                                        By: /s/ Barry Fingerhut
                                            -----------------------------
                                             Barry Fingerhut, Chairman of
                                             the Compensation Committee

Accepted and Agreed:



By:  /s/ Jeff Conrad
   -----------------------------
          Jeff Conrad



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